UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2009

CHINA BROADBAND, INC. (Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Telephone No.: (303) 449-7733 (Address and telephone number of Registrant's principal executive offices and principal place of business)
(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

ྎ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྎ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྎ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྎ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

As previously disclosed in a press release, dated June 2, 2009, China Broadband, Inc., through its wholly owned subsidiary, China Broadband, Ltd., entered into a non binding memorandum of understanding to acquire 51% of Laketune Technologies, a joint venture partnership company with the State Administration of Radio Film & Television (SARFT) entity WASU (Hangzhou Digital) in the People’s Republic of China (the “PRC”). This completion of this joint venture is subject to a number of conditions.  In connection therewith, the Company, through the efforts of its strategic investment banking consultant, COWEN Latitude Asia,  distributed an  information research sheet relating to the Company’s businesses and the broadband business in the PRC generally which contains certain research and information relating to the broadband business in the PRC (the “Information Sheet”).  A copy of this Information Sheet is furnished herewith.

Item 9.01 Financial Statements and Exhibits.

 (d) Exhibits.

The Exhibits to this report are listed in the Index to Exhibits which immediately follows the signature page hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND, INC.

Date: June 24, 2009	By:	/s/Marc Urbach
President

 INDEX TO EXHIBITS

Exhibits	Description
99.1	COWEN Latitude Asia Information Sheet, relating to China Broadband, Ltd., and Laketunes Technbologies, Dated June 2009.